[EXHIBIT 10.1.23]

                    LONG FORM SALES AGREEMENT

A license agreement ("Agreement") made this 12th day of November, 2002, between Endevour, Holdings Corp. (hereinafter referred to as "Licensor") and Miracle Film Distribution, Inc. (hereinafter referred to as "Sales Agent").

The parties hereby agree as follows:

1.   PICTURE
     -------

"St. Petersburg-Cannes Express" (the "Picture"), starring Nolan Hemmings; photographed in the English language, on color professional quality film with no hard matte; to be delivered with a running time, inclusive of main and end titles, of between 40 and 110 minutes; capable of receiving an MPAA rating of no more restrictive than an "R" (collectively, the "Specifications").

2.   TERRITORY
     ---------

Worldwide in all languages including, without limitation, English, Spanish, and French and shall include all diplomatic posts and military and government installations, wherever located, all ships principally operating from or serviced from the Territory where the principal booking or licensing office is located, and all aircraft and oil rigs flying the flag of the country licensed.

3.   TERM
     ----

Commencing upon execution of this Agreement and continuing for fifteen (15 years following acceptable Delivery (as defined hereunder) of all of the items set out in the attached Schedule
"A".

4.   RIGHTS GRANTED
     --------------

A. Licensor hereby grants to Miracle the sole and exclusive right under copyright and otherwise to license the film for exhibition, distribute, sub-distribute, advertise, promote, publicize, market, sell, manufacture, license and otherwise exploit the Picture in the Territory during the Term in any and all languages (including, without limitation, English, French and Spanish), in all forms of Theatrical, Free Television, Pay Cable, Subscription Cable, Pay-Per-View, Home Video (including, without limitation, videocassettes, DVD digital, videodisc, 8mm, laserdiscs, optical, linear, and all other disk and other video devices now known or hereafter devised and through any and all means of distribution, now known or hereafter devised, including without limitation, retail, mail order, catalogs, superstores, record stores, book and drug chains, all television home shopping clubs, QVC, infomercials and all other markets), (the "Rights"). Subject to the approval of Endevour Holdings Corp.

B. Licensor grants Miracle and Miracle's representatives the sole, exclusive and irrevocable right to use the title of the Picture, the names (including any professional names and sobriquets), likenesses (including pictures, portraits and posters), and biographical material of the performers, producers, directors, writers and other contributors to the Picture, and a summary of the content of the Picture in the distribution, advertising, publicity and promotion of the Picture in the Territory during the Term. Without limiting the generality of the foregoing, Miracle shall have the unrestricted right to use the names and likenesses of all cast related to the Picture, including without limitation, in the distribution, advertising, marketing, publicity and promotion of the Picture

C. Miracle shall have the right to use the music which is contained in the soundtrack of the Picture (or music which is not contained in the soundtrack of the Picture) for the purposes of advertising, publicizing, promoting and marketing the Picture and/or Miracle throughout the Territory, including, without


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     limitation, in trailers, television spots and radio commercials, in and out of context.

D. Miracle shall have the exclusive right to use the Picture or up to five (5) minute portions thereof for the purpose of advertising, selling, promoting, and publicizing the Picture in the Territory during the Term.

E. In the Territory during the Term, the Licensor agrees not to grant any right, title or interest in the Picture to any person, firm, partnership or corporation other than the Miracle for use in connection with the Rights granted herein.

5.   DELIVERY MATERIAL
     -----------------

"Delivery" shall mean delivery to and acceptance by Miracle of all item listed on Schedule "A", attached hereto, which Miracle will advance. Licensor agrees to provide any other items Miracle may reasonably request, to the extent they are available to Licensor, at no additional cost to Miracle. If Delivery cannot be completed on or before February 7, 2002 (the "Delivery Date"), unless extended by mutual agreement of the parties, Miracle shall have the right to terminate this Agreement upon written notice to Licensor, and in such event Licensor shall return any and all payments made to Miracle pursuant to this Agreement, with Interest.

6.   MINIMUM GUARANTEE/ADVANCE
     -------------------------

Miracle agrees to advance all post-production and delivery  costs
recoupable   from  all  gross  receipts  from  worldwide   income
collected by Miracle and/or Endevour Holdings Corp.

7.   DIRECTIONS RE: PAYMENTS
     -----------------------

Until such time as otherwise advised in writing by Licensor, the parties hereby agree that Miracle is instructed to make all payments due to Licensor pursuant to the terms of this Agreement by mailing cheques to Licensor at the address listed in paragraph 20 of this Agreement, and for the purpose of this Agreement, payments to Miracle Entertainment, Inc. shall constitute payments to Licensor and shall receive copies of statements and cheque(s).

9.   DISPOSTION OF GROSS RECEIPTS
     ----------------------------

Gross Receipts shall be applied on a continuous rolling basis as follows:

     (a)  Miracle shall be entitled to recoup and retain all Sales
          Expenses (as set forth herein); post production finishing costs and
     (b) Following the deduction stated above, the remaining Gross Receipts shall be deemed Net Receipts; Licensor shall be entitled to 80% of such Net Receipts and Miracle shall be entitled to 20% of such Net Receipts.

It is understood that the Gross Receipts derived from exploitation of the Picture in any media and/or in any country granted to Miracle hereunder are fully cross-collateralized with all other territories granted in respect of Miracles post and sales advance costs plus post production costs that shall not exceed USD$150,000.00.

10.  SALES EXPENSES
     --------------

All customary out of pocket costs and expenses paid or incurred or caused to be paid or incurred in connection with prints, duplication, replication, publicity, promotion, marketing, advertising, editing, materials, financing charges, exploitation and distribution of the Picture in the Territory.

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Miracle shall not spend in excess of One Hundred Thousand  United
States Dollars (USD$100,00.00) in connection with marketing expenses in respect of the Picture ("Marketing Expense Cap") unless the prior approval of Licensor is obtained, such approval not to be unreasonably withheld. For greater certainty, such Marketing Expense Cap shall not include the following:

  a) Any expenses incurred by or on behalf of Miracle in respect of Delivery Materials not provided by Licensor in accordance with the terms of this Agreement;
  b) Expenses related to the direct cost of sales (including, without limitation, duplication, replication, sleeves, wraps, freight, authoring encoding and filmwork). In connection therewith, Miracle shall not charge any markup over its actual duplication costs.

For greater certainty, although such items shall not be included in the Marketing Expense Cap, they shall be fully recoupable by Miracle as Sale Expenses hereunder.

Miracle shall not be responsible for any additional or third party payments, including, without limitation, union or guild residuals or supplemental market payments required, deferments, profit participations, music payments or any other amounts arising as a result of Miracle's exploitation of the Rights granted hereunder.

11.  MIRACLE'S DUTY
     --------------

Miracle accepts the license herein granted to it and will in good faith endeavor to sub-distribute/sell and exploit the Picture within the Territory in a manner consistent with sound business policy. Subject to the provisions of the Agreement, Miracle shall have full and complete charge and control of the manner in which, and the terms upon which, the Picture shall be marketed and distributed, subject to the approval of the licensor's acceptance of the advance guarantee for each territory. Nothing herein shall be construed as a representation of Miracle as the amount of Gross Receipts to be realized pursuant to the sale activities of Miracle. Miracle shall have the right to change the title of the Picture; provided that Miracle consults with Licensor with respect to such title change.

12.  ACCOUNTING
     ----------

On a quarterly basis during the first two (2) years of the Term, and semi-annually thereafter, Miracle shall prepare and provide Licensor detailed written accounting statements. Said statements shall be forwarded to Licensor within sixty (60) days after the end of the applicable accounting period and shall be accompanied by a cheque to Licensor in an amount equal to all payments reflected on such statement as being due to Licensor.

During the Term, Licensor, or its designated representatives, shall have the right, at Licensor's own expense, no more than once during each year of the Term, upon reasonable written notice and during normal business hours at the location were Miracle's books and records are maintained, to audit and inspect Miracle's books, records and accounts in respect of the Picture and make copies of same in order to determine the accuracy of any of Miracle's statements rendered pursuant to this Agreement.

Notwithstanding the foregoing, if no issue as to the accuracy or completeness of any particular accounting statement is raised in writing with Miracle by Licensor within twelve (12) months of receipt by Licensor of such accounting statement, such accounting statement shall be deemed accepted by Licensor and Licensor shall be precluded from later disputing the accuracy or completeness of such accounting statement, save in the event of Manifest error or fraud.

13.  CREDITS
     -------

Miracle shall be entitled to a first position presentation credit (and/or logo) in all screen and paid advertising in the world distribution. Miracle shall not make changes, cuts or edits without the approval of Licensor, except where required for censorship, such approval not to be unreasonably withheld. Any such editing costs shall be treated as Sale Expense.

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Miracle  agrees  not  to change the credits  on  the  Picture  as delivered and to comply with Licensor's credit obligations of which it has been given notice in writing in a timely manner.

14.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

Licensor represents and warrants to, and covenants with, Miracle with respect to the Picture that:

A. Licensor has all the rights, capacity and authority necessary to enter into this Agreement and to perform all of its obligations hereunder and to grant, sell, assign, transfer and convey to Miracle all the Rights granted or purported to be granted herein. Licensor owns or controls all Rights granted to Miracle under this Agreement. All Rights granted to Miracle are free of all liens, claims, and encumbrances. To the best of Licensor's knowledge, there are no defects in the chain-of-title to the Picture, the screenplay or any other literary, musical or dramatic material upon which the Picture is based which would adversely affect any of Miracle's rights.
B. Licensor has not taken and will not take or authorize any action to fail to take any action by which any of the rights granted herein have been or may be in any way impaired. Specifically, with respect to the Territory, Licensor has no other agreement for license or distribution with any other person or entity with respect to the Picture which may conflict or interfere or be inconsistent with any of the provisions of the Agreement or the enjoyment by Miracle of any rights granted to it hereunder.
C. There are no liens or encumbrances against the Picture, and all costs of its production (including, without limitation, all compensation, laboratory costs, license fees, royalties, and any and all music costs and/or licenses) have been paid and all clearance of elements contained therein (including, without limitation, music) have been secured for use by Miracle for the full extent of all Rights granted herein.
D. There is no claim, action, suit, investigation or proceeding relating to or affecting the Picture pending or threatened, before any federal, state, provincial, county, municipal, administrative or governmental instrumentality, as law or in equity.
E. Nothing contained in the Picture or in the ancillary material to be supplied to Miracle hereunder, nor the entering into or performing of this Agreement, nor the exercise of any of the rights granted hereunder, will violate or infringe upon any rights whatsoever (including, without limitation, any copyright (whether common law or statutory), patent, trademark, right of privacy or publicity, or other moral, literary, artistic, dramatic, private, personal, civil or proprietary right or interest)of any third persons or result in any other liability. Neither shall the Picture defame, slander, libel or hold in false light any person or entity.
F. Licensor owns or controls or has the right to utilize as part of the Picture for the duration of the Term, all literary, dramatic, musical synchronization and mechanical rights contained in the Picture. Licensor owns or controls the exclusive rights to authorize the manufacture, distribution, exhibition, sale, marketing, advertising, publicizing, promotion and exploitation of the Picture throughout the Territory in the manner and form contemplated by this Agreement. Without limiting the generality of the foregoing, Licensor has obtained all of the rights, permissions and licenses required to grant the Rights granted herein to Miracle and to enable Miracle to fully exploit the Picture (including, without limitation, the right to use performers' names, images, likenesses and biographies to advertise, publicize and promote the Picture), and Licensor shall be solely responsible for the payment of all these third party rights, including, without limitation, all production expenses, taxes, fees, charges, salaries and all fees and charges required to be paid by union guild arrangements.
G. There has been no prior exploitation in the Territory of the Rights granted to Miracle herein in respect of the Picture, either by Licensor or by any other party.
H.   All materials required to be delivered pursuant to paragraph
     5, above, shall be made available to Miracle pursuant to the terms of paragraph 5, and all such materials will be of technically acceptable quality.
I. The Picture shall be delivered in accordance with the Specifications, as set forth above.
J. Licensor's representations and warranties herein are true and complete as of the date of this Agreement and shall remain so throughout the Term of this Agreement.

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K.   Should John Daly, an individual, cease his tenure and is no longer an employee of Miracle Entertainment, all rights, whether granted or not, shall return to Licensor.

15.  INDEMNITY
     ---------

Licensor shall at all times defend, indemnify and hold harmless Miracle, its parent, subsidiary and affiliated companies, and its respective successors, licensees, Miracles, and assigns and their respective officers, directors, shareholders, employees, attorneys, agents and other representatives from and against any and all claims, actions, suits, judgments, obligations, damages, losses, penalties, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of outside counsel) of whatsoever kind and nature imposed on, incurred by or asserted against Miracle in any action, claim or proceeding between Miracle and Licensor or between Miracle and any third party or otherwise (collectively "Claims"), arising out of or in connection with the exercise of any of the Right granted herein or out of any breach by Licensor of any representation, warranty, covenant or other provision hereof.

Miracle shall at all times defend, indemnify and hold harmless Licensor, its parent, subsidiary and affiliated companies, and its respective successors, licensees, Miracles, and assigns and their respective officers, directors, shareholder, employees, attorneys, agents and other representatives from and against any and all Claims arising out of or in connection with the exercise of any of the Rights granted herein or out of any breach by
Miracle of any representation, warranty, covenant or other provision hereof (other than claims covered by Licensor's indemnity obligation above).

16.  INSURANCE
     ---------

Licensor shall, at its own expense and for the duration of the Term, secure and maintain in force standard producer's liability (errors & omissions) insurance issued by a reputable insurer in the minimum amount of USD$1,000,000.00 per claim and USD$3,000,000.00 in the aggregate with respect to the Picture. Licensor shall provide to Miracle a certificate of insurance which shall provide that such insurance (i) cannot be modified, terminated or cancelled by the carrier without its first notifying Miracle of such event, and (ii) is not subject to any non-standard exclusions from, restrictions of or limitations in coverage or any material difference in deductibles as the standard in the industry. Such policy shall name as additional insureds the Miracle, its parent, subsidiary and affiliated companies, successors, sub-Miracles, sub-licensees and assigns and the respective officers, directors, shareholders, attorneys, employees, agents and any other representatives of any and all of the foregoing and shall contain an endorsement that negates the "other insurance" clause in the policy and a statement that the insurance being provided is primary and that any errors and omissions insurance carried by Miracle or any other person or entity (other than Licensor) is neither primary nor contributing.

17.  MIRACLE'S RIGHT OF TERMINATION
     ------------------------------

Miracle  may  terminate  this  Agreement  in  the  event  of  the occurrence  of any of the following incidents of default  by  the
Licensor: (i) failure to comply with any material provision of this Agreement, if such non-compliance is not remedied within ten
(10) business days after written notice of such default is provided to the Licensor; (ii) the filing of a voluntary petition, by the Licensor, under any chapter of the United States Bankruptcy Code or any similar state or foreign law; (iii) the filing of any involuntary petition against the Licensor under the United States Bankruptcy Code or any similar state or foreign law which is not dismissed within one hundred and twenty (120) days; or (iv) the appointment of a receiver for the Licensor.

Upon such termination, all rights and related materials granted from Licensor to Miracle shall revert to Licensor.

19.  FORCE MAJEURE
     -------------

Each of the parties shall be excused from performing its obligations hereunder to the extent to which performance is prevented by strikes, labor disturbances, failure or delay of transportation facilities, failure of transmission facilities, satellite failure, acts of God, act of government, or other similar events (commonly known as Force Majeure) which could not


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reasonably  be foreseen and which are not reasonably  within  the control of such party. Neither party hereto shall be liable to the other for any loss, damage or default occasioned by Force
Majeure.

20.  NOTICES
     -------

All notices hereunder must be in writing and must be personally delivered or be sent by registered or certified mail, postage prepaid, by courier and/or by fax. The address for all notices required to be sent to Licensor shall be:

Endevour Holdings Corp.
C/O Sundip K. Bhundia
3 Rue Bellot
1206 Geneve - Suisse
Fax 022.702.14.88
Attn:  Sundip K. Bhundia

With a mandatory copy to:

Miracle Entertainment, Inc.
5670 Wilshire Blvd.
Suite 1620
Los Angeles, CA 90036
Fax:  323.904.5201
Attn:  John Daly

Either party may change such address by appropriate written notice.

21.  CONFIDENTIALITY
     ---------------

Neither party shall disclose to any third party (other than their respective employees, in their capacity as such) any information with respect to the financial terms and provisions of this Agreement except; (a) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction; (b) as part of its normal reporting or review procedure to its parent or subsidiary company, its partners, its auditors and its attorney; and (c) in order to enforce or defend its rights pursuant to this Agreement in a legal proceeding.

22.  NO PARTNERSHIP OR JOINT VENTURE
     -------------------------------

nothing herein contained shall in any way create any association, partnership, joint venture or the relation of principal and agent between the parties to constitute such. Neither of the parties hereto shall hold itself out contrary to the terms of this provision, by advertising or otherwise. This Agreement is not for the benefit of any third party.

23.  SUCCESSORS AND ASSIGNS
     ----------------------

Miracle shall have the right to assign all of its right, title and interest under this Agreement without consent.

This Agreement may not be assigned by Licensor, either voluntarily or by operation of law, without the prior written consent of Miracle, and any such assignment shall not relieve the assignor of its obligations hereunder. Notwithstanding the foregoing, Licensor may assign this Agreement, or any of its rights hereunder, without Miracle's consent (but with written notice to Miracle), to any entity with which it may be merged to consolidated or which acquires all or substantially all of its assets, provided that such entity with which it is merged or consolidated or which acquires all or substantially all of its assets agrees in writing to assume all of its obligations under this Agreement.


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Notwithstanding the foregoing, only after complete  Delivery  has been accepted by Miracle, Licensor may assign only their right to receive monies without consent, but no such assignment shall relieve Licensor of any of its obligations, representations and warranties hereunder.

24.  GOVERNING LAW; JURISDICTION
     ---------------------------

The validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of California applicable therein.

25.  HEADINGS
     --------

The titles and captions in this Agreement are inserted for reference and convenience only and in no way define, limit or describe the scope of this Agreement or intent of any provision.

26.  AMENDMENTS
     ----------

This Agreement cannot be amended, modified or changed except by a written instrument duly executed by authorized officers of both the parties hereto.

27.  NO WAIVER
     ---------

No waiver by either party of a breach or default hereunder shall be deemed a waiver by such party of a subsequent breach of like or similar nature.

28.  ENTIRE AGREEMENT
     ----------------

This Agreement, together with Schedule "A" attached hereto, represents the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof.

29.  COUNTERPARTS; FACSIMILES
     ------------------------

This Agreement may be signed in counterparts and each such counterpart shall constitute an original document, and all such counterparts, taken together, shall constitute one and the same instrument. Counterparts delivered by facsimile shall have the same force and effect as an original.

30.  SEVERABILITY
     ------------

If a provision of this Agreement is prohibited or invalidated under applicable law, the remainder of the Agreement shall remain unaffected.

31.  EXECUTION
     ---------

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

Endevour  Holdings Corp.                  Miracle  Entertainment, Inc.

By:/s/Sundip Bhundia                      By: /s/John Daly
----------------------------------           ----------------------------

Its:                                      Its:
    ------------------------------            ---------------------------


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